Exhibit 99.1

Press Release

October 26, 2021	Contact Information:

For Immediate Release	Dave Pauli
Vice President - Investor Relations
414.223.7770

Zurn Water Solutions Reports Third Quarter 2021 Financial Results
Call scheduled for Wednesday, October 27, 2021 at 8:00 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Water Solutions Corporation (NYSE:ZWS)
Third Quarter and Recent Highlights
•On October 4, 2021 Zurn Water Solutions Corporation ("Zurn" or the "Company"), formerly known as Rexnord Corporation, completed the spin-off of its Process & Motion Control ("PMC") business in a Reverse Morris Trust transaction (the "Transaction").
•Zurn Water Solutions is now a stand-alone pure-play water solutions company.
•Consolidated results presented for the third quarter and year to date represent the Company's combined legacy businesses (both the Water Management ("WM") and PMC segments).
•Consolidated net sales were $557 million compared with $494 million in last year’s September quarter (+9% core sales(1), +3% acquisitions and divestitures, +1% foreign currency translation).
•Consolidated net income(2) was $64 million (diluted EPS of $0.51), compared with $45 million (diluted EPS of $0.37) in the year-ago quarter.
•Consolidated Adjusted EPS(1) was $0.55 compared with $0.47 in the year-ago quarter.
•Consolidated Adjusted EBITDA(1) was $128 million (23.0% of net sales) compared with $109 million (22.0% of net sales) in last year's September quarter.

Todd A. Adams, Chairman and Chief Executive Officer, commented, “The timely and successful completion of the Transaction represents a significant milestone for our Company as we transition to operating Zurn Water Solutions; a stand-alone, pure-play water business that we believe is well positioned to continue to create significant shareholder value driven by our distinct competitive advantages. We provide our customers with the broadest sustainable product portfolio of solutions to improve health, human safety and the environment. We are excited for the next chapter and expect to build upon our track record of superior performance by leveraging the Zurn Business system to continue to drive above market growth, best in class margins and superior cash flow."

"In the third quarter, demand trends in our Zurn business remained strong as core orders increased in the high single digits year over year. Year over year sales grew 15% and our core sales grew 5% despite being impacted by some temporary transportation delays that our team continues to actively manage. With the benefit of the third quarter behind us and continued strong demand to start the fourth quarter our second half outlook remains unchanged from our expectations ninety days ago. Operationally, we continue to execute well as we delivered EBITDA margins of 26.5% along with exceptional cash flow. Looking ahead to next year, we believe a positive market backdrop coupled with the success we are having on a number of our organic growth initiatives, sets up a clear path to double digit core growth for Zurn in 2022."

“The PMC business that is now part of Regal Rexnord Corporation delivered 12% organic growth, a solid EBITDA margin of 23.5% and demand remained strong across PMC’s end markets which resulted in a book-to-bill ratio above one."

Fourth Quarter Outlook
Adams continued, “ For the fourth quarter, and taking into consideration the seasonal nature of our business, we expect Zurn's fourth quarter total sales to increase year over year by a high teens percentage and Adjusted EBITDA margin to range between 24% and 24.5% and for our corporate expenses to approximate $10 million. We remain on track to reduce corporate expenses to approximately $20 million dollars on an annualized basis during the first quarter of 2022.”

Third Quarter 2021 Segment Highlights
Water Management
    WM net sales were $229.7 million during the three months ended September 30, 2021, an increase of 15% year over year. Excluding a 1% increase to net sales associated with foreign currency transaction and a 9% increase in net sales resulting from our prior-year acquisition of Hadrian, core sales increased 5% year over year driven by increased demand across nearly all of our product categories that was partially offset by temporary transportation capacity related constraints.

    WM income from operations was $48.6 million or 21.2% of net sales. Income from operations as a percentage of net sales decreased by 320 basis points year over year as the favorable impact of year over year sales growth was more than offset by the mix impact of the Hadrian acquisition, the year-over-year change in the adjustment to state inventories at last-in-first-out cost, higher year-over-year non-cash stock based compensation expense and the benefit of temporary cost reduction actions in the prior year third quarter in response to the COVID-19 pandemic.

    Adjusted EBITDA(1) was $60.9 million, or 26.5% of net sales during the three months ended September 30, 2021. Adjusted EBITDA(1) was $55.9 million, or 28.0% of net sales during the three months ended September 30, 2020.

Process & Motion Control
    PMC net sales were $327.5 million during the three months ended September 30, 2021, an increase of 11% as compared to the prior year. Excluding a 1% increase to net sales associated with foreign currency translation and a 2% decrease from a small divestiture, core sales increased by 12% year over year driven by growth across nearly all product categories and geographies.

    PMC income from operations was $57.3 million, or 17.5% of net sales. Income from operations as a percentage of net sales increased by 530 basis points year over year due to benefits from cost reduction and productivity initiatives, the favorable impact of year over year sales growth, and the reduction of restructuring expense year over year, partially offset by the benefit of temporary cost reduction actions in the prior year third quarter in response to the COVID-19 pandemic.

    Adjusted EBITDA(1) was $76.9 million, or 23.5% of net sales during the three months ended September 30, 2021. Adjusted EBITDA(1) was $61.3 million, or 20.9% of net sales during the three months ended September 30, 2020.

(1)    Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.
(2)    Reflects net income attributable to Zurn.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Core Sales
Core sales excludes the impact of acquisitions (such as Hadrian), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.

Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Zurn Water Solutions common stockholders and net income per diluted share attributable to Zurn Water Solutions common stockholders, respectively.

EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations (as it relates to our two reportable segments, we adjust from income from operations because “non-operating” expenses such as interest and income taxes are not allocated to our segments and therefore net income is not presented at the segment level) or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and is utilized when making key investment decisions and evaluating us against peers.

Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.

Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way. We may also periodically refer to “underlying ROIC” which adjusts total invested capital by reversing the effects on our current capital structure of the 2006 leveraged buyout of the then privately-held Company by a separate private owner.

About Zurn Water Solutions
Headquartered in Milwaukee, Wisconsin, Zurn Water Solutions is a growth oriented, pure-play water business that designs, procures, manufactures and markets what we believe is the broadest sustainable product portfolio of solutions to improve health, human safety and the environment. The Zurn product portfolio includes professional grade water control and safety, water distribution and drainage, finish plumbing, hygienic and environmental and site works products for public and provide spaces. Additional information about the Company can be found at www.zurnwatersolutions.com.

Conference Call Details
Zurn Water Solutions will hold a conference call on Wednesday, October 27, 2021, at 8:00 a.m. Eastern Time to discuss its third quarter 2021 results, provide a general business update and respond to investor questions. Zurn Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. The conference call can be accessed via telephone as follows:

Domestic toll-free #: 888-510-2359
International toll #: 646-960-0215
Access Code: 7660247

A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnwatersolutions.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 10:00 a.m. Central Time October 27, 2021 until 10:59 p.m. Central Time, November 3, 2021. To access the replay, please dial

800-770-2030 (domestic) or 647-362-9199 (international). The Conference ID for the replay is: 7660247. The replay will also be available as a webcast on the Company’s investor relations website.

Cautionary Statement on Forward-Looking Statements
This communication contains certain “forward-looking statements” including statements regarding the anticipated benefits of the transactions with Regal. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements we make regarding our path to double digit core growth, increase in fourth quarter sales, and our ability to drive differentiated growth around distinct competitive advantages and market dynamics. The forward-looking statements contained herein are based on Zurn Water Solutions’ current expectations and beliefs concerning future developments and their potential effects, but there can be no assurance that these will be as anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of Zurn Water Solutions) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to recognize the anticipated benefits of the Transaction and costs related to the Transaction. Except as required by law, Zurn Water Solutions does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Zurn Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net sales	$557.2	$493.6	$1,651.6	$1,489.7
Cost of sales	338.4	300.5	989.1	903.2
Gross profit	218.8	193.1	662.5	586.5
Selling, general and administrative expenses	117.8	105.1	359.1	318.1
Restructuring and other similar charges	2.0	6.6	3.7	14.9
Amortization of intangible assets	9.1	9.0	27.6	27.1
Income from operations	89.9	72.4	272.1	226.4
Non-operating expense:
Interest expense, net	(11.0)	(11.5)	(33.7)	(38.3)
Actuarial loss on pension and postretirement benefit obligations	—	—	—	(35.8)
Other (expense) income, net	(0.7)	0.6	0.6	(2.6)
Income before income taxes	78.2	61.5	239.0	149.7
Provision for income taxes	(17.9)	(16.1)	(55.6)	(39.7)
Equity method investment income (loss)	—	—	0.3	(0.2)
Net income from continuing operations	60.3	45.4	183.7	109.8
Income from discontinued operations, net of tax	3.8	—	3.8	—
Net income	64.1	45.4	187.5	109.8
Non-controlling interest income	—	—	0.2	0.3
Net income attributable to Zurn	$64.1	$45.4	$187.3	$109.5

Basic net income per share attributable to Zurn common stockholders:
Continuing operations	$0.50	$0.38	$1.52	$0.91
Discontinued operations	$0.03	$—	$0.03	$—
Net income attributable to Zurn	$0.53	$0.38	$1.55	$0.91
Diluted net income per share attributable to Zurn common stockholders:
Continuing operations	$0.48	$0.37	$1.47	$0.89
Discontinued operations	$0.03	$—	$0.03	$—
Net income attributable to Zurn	$0.51	$0.37	$1.50	$0.89
Weighted-average number of shares outstanding (in thousands):
Basic	121,385	120,704	120,558	120,909
Effect of dilutive equity securities	3,703	1,803	3,968	2,153
Diluted	125,088	122,507	124,526	123,062

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2021
(in Millions) (Unaudited)

	Three Months Ended September 30, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$557.2		$—			$557.2

EBITDA	112.7		15.2	(a)		127.9
Depreciation and amortization	(22.8)		—			(22.8)
Income from operations	89.9		15.2	(b)		105.1

Income before income taxes	78.2		10.9	(c)		89.1
Provision for income taxes and indicated rate	(17.9)	22.9%	(2.6)		23.9%	(20.5)	23.0%
Equity method investment income	—		—			—
Net income from continuing operations	60.3		8.3			68.6

Income from discontinued operations, net of tax	3.8		(3.8)			—
Net income	64.1		4.5			68.6

Non-controlling interest income	—		—			—
Net income attributable to Zurn	$64.1		$4.5			$68.6

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$2.0		$2.0			$2.0
Other, net (1)	(0.9)		(0.9)			(0.9)
Last-in-first-out inventory adjustments	2.8		2.8			—
Stock-based compensation expense	11.3		11.3			—
Amortization of intangible assets	—		—			9.1
Other expense, net (2)	—		—			0.7
Total Adjustments	$15.2		$15.2			$10.9
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended September 30, 2021
(in Millions) (Unaudited)

	Nine Months Ended September 30, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,651.6		$—			$1,651.6

EBITDA	341.5		40.0	(a)		381.5
Depreciation and amortization	(69.4)		—			(69.4)
Income from operations	272.1		40.0	(b)		312.1

Income before income taxes	239.0		21.2	(c)		260.2
Provision for income taxes and indicated rate	(55.6)	23.3%	(6.0)		28.3%	(61.6)	23.7%
Equity method investment income	0.3		(0.3)			—
Net income from continuing operations	183.7		14.9			198.6

Income from discontinued operations, net of tax	3.8		(3.8)			—
Net income	187.5		11.1			198.6

Non-controlling interest income	0.2		(0.2)			—
Net income attributable to Zurn	$187.3		$11.3			$198.6

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$3.7		$3.7			$3.7
Acquisition-related fair value adjustment	0.6		0.6			0.6
Other, net (1)	(10.1)		(10.1)			(10.1)
Last-in-first-out inventory adjustments	7.5		7.5			—
Stock-based compensation expense	38.3		38.3			—
Amortization of intangible assets	—		—			27.6
Other income, net (2)	—		—			(0.6)
Total Adjustments	$40.0		$40.0			$21.2

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2020
(in Millions) (Unaudited)

	Three Months Ended September 30, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$493.6		$—			$493.6

EBITDA	94.7		13.8	(a)		108.5
Depreciation and amortization	(22.3)		0.2	(d)		(22.1)
Income from operations	72.4		14.0	(b)		86.4

Income before income taxes	61.5		15.5	(c)		77.0
Provision for income taxes and indicated rate	(16.1)	26.2%	(3.5)		22.6%	(19.6)	25.5%
Net income	45.4		12.0			57.4

Non-controlling interest income	—		—			—
Net income attributable to Zurn	$45.4		$12.0			$57.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$6.6		$6.6			$6.6
Other, net (1)	0.3		0.3			0.3
Last-in-first-out inventory adjustments	(0.5)		(0.5)			—
Stock-based compensation expense	7.4		7.4			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.2			0.2
Amortization of intangible assets	—		—			9.0
Other income, net (3)	—		—			(0.6)
Total Adjustments	$13.8		$14.0			$15.5
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended September 30, 2020
(in Millions) (Unaudited)

	Nine Months Ended September 30, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,489.7		$—			$1,489.7

EBITDA	292.7		42.9	(a)		335.6
Depreciation and amortization	(66.3)		1.2	(d)		(65.1)
Income from operations	226.4		44.1	(b)		270.5

Income before income taxes	149.7		83.1	(c)		232.8
Provision for income taxes and indicated rate	(39.7)	26.5%	(23.4)		28.2%	(63.1)	27.1%
Equity method investment income	(0.2)		0.2			—
Net income	109.8		59.9			169.7

Non-controlling interest income	0.3		(0.3)			—
Net income attributable to Zurn	$109.5		$60.2			$169.7

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$14.9		$14.9			$14.9
Acquisition-related fair value adjustment	1.9		1.9			1.9
Other, net (1)	(0.4)		(0.4)			(0.4)
Last-in-first-out inventory adjustments	(2.4)		(2.4)			—
Stock-based compensation expense	28.9		28.9			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		1.2			1.2
Amortization of intangible assets	—		—			27.1
Other expense, net (3)	—		—			2.6
Actuarial loss on pension and postretirement benefit obligations	—		—			35.8
Total Adjustments	$42.9		$44.1			$83.1

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Nine Months Ended September 30, 2021 and September 30, 2020
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income attributable to Zurn	$64.1	$45.4	$187.3	$109.5
Non-controlling interest income	—	—	0.2	0.3
Income from discontinued operations, net of tax	(3.8)	—	(3.8)	—
Equity method investment (income) loss	—	—	(0.3)	0.2
Provision for income taxes	17.9	16.1	55.6	39.7
Actuarial loss on pension and postretirement benefit obligations	—	—	—	35.8
Other expense (income), net (1)	0.7	(0.6)	(0.6)	2.6
Interest expense, net	11.0	11.5	33.7	38.3
Income from operations	$89.9	$72.4	$272.1	226.4

Adjustments
Depreciation and amortization	$22.8	$22.3	$69.4	66.3
Restructuring and other similar charges	2.0	6.6	3.7	14.9
Acquisition-related fair value adjustment	—	—	0.6	1.9
Stock-based compensation expense	11.3	7.4	38.3	28.9
Last-in first-out inventory adjustments	2.8	(0.5)	7.5	(2.4)
Other, net (2)	(0.9)	0.3	(10.1)	(0.4)
Subtotal of adjustments	38.0	36.1	109.4	109.2
Adjusted EBITDA	$127.9	$108.5	$381.5	$335.6
____________________
(1)Other expense (income), net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(2)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended		Nine Months Ended
Adjusted Net Income and Earnings Per Share	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income attributable to Zurn	$64.1	$45.4	$187.3	$109.5
Non-controlling interest income	—	—	0.2	0.3
Income from discontinued operations, net of tax	(3.8)	—	(3.8)	—
Equity method investment (income) loss	—	—	(0.3)	0.2
Amortization of intangible assets	9.1	9.0	27.6	27.1
Restructuring and other similar charges	2.0	6.6	3.7	14.9
Supply chain optimization and footprint repositioning initiatives (1)	—	0.2	—	1.2
Acquisition-related fair value adjustment	—	—	0.6	1.9
Actuarial loss on pension and postretirement benefit obligations	—	—	—	35.8
Other expense (income), net (2)	0.7	(0.6)	(0.6)	2.6
Other, net (3)	(0.9)	0.3	(10.1)	(0.4)
Tax effect on above items	(2.6)	(3.5)	(6.0)	(23.4)
Adjusted net income	$68.6	$57.4	$198.6	$169.7

GAAP diluted net income per share	$0.51	$0.37	$1.50	$0.89
Adjusted earnings per share - diluted	$0.55	$0.47	$1.59	$1.38

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	121,385	120,704	120,558	120,909
Effect of dilutive equity securities	3,703	1,803	3,968	2,153
Adjusted diluted weighted-average shares	125,088	122,507	124,526	123,062
____________________
(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other expense (income), net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(3)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended
	September 30, 2021			September 30, 2020
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$57.3	$48.6	$(16.0)	$35.8	$48.7	$(12.1)
Operating margin	17.5%	21.2%		12.2%	24.4%

Depreciation and amortization	14.7	8.0	0.1	14.8	7.4	0.1
Restructuring and other similar charges	1.3	0.1	0.6	6.7	0.1	(0.2)
Stock-based compensation expense	4.3	1.6	5.4	3.4	0.5	3.5
Last-in first-out inventory adjustments	0.2	2.6	—	0.5	(1.0)	—
Other, net	(0.9)	—	—	0.1	0.2	—
Adjusted EBITDA	$76.9	$60.9	$(9.9)	$61.3	$55.9	$(8.7)
Adjusted EBITDA margin	23.5%	26.5%		20.9%	28.0%

	Nine Months Ended
	September 30, 2021			September 30, 2020
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$179.1	$142.0	$(49.0)	$136.8	$130.6	$(41.0)
Operating margin	18.4%	20.9%		14.7%	23.4%

Depreciation and amortization	44.8	24.3	0.3	44.2	21.7	0.4
Restructuring and other similar charges	2.1	1.0	0.6	13.6	1.2	0.1
Acquisition-related fair value adjustment	—	0.6	—	—	1.9	—
Stock-based compensation expense	15.1	4.7	18.5	10.6	3.3	15.0
Last-in first-out inventory adjustments	0.6	6.9	—	2.4	(4.8)	—
Other, net	(10.1)	—	—	(0.2)	(0.2)	—
Adjusted EBITDA	$231.6	$179.5	$(29.6)	$207.4	$153.7	$(25.5)
Adjusted EBITDA margin	23.8%	26.5%		22.3%	27.6%

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Cash provided by operating activities	$100.8	$66.2	$245.8	$237.7
Expenditures for property, plant and equipment	(7.6)	(6.8)	(21.6)	(31.2)
Free cash flow	$93.2	$59.4	$224.2	$206.5

Zurn Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income attributable to Zurn	$64.1	$45.4	$187.3	$109.5
Other comprehensive income (loss):
Foreign currency translation adjustments	(10.3)	13.0	(6.6)	3.1
Change in pension and postretirement defined benefit plans, net of tax	—	(0.1)	(0.2)	(3.9)
Other comprehensive (loss) income, net of tax	(10.3)	12.9	(6.8)	(0.8)
Non-controlling interest income	—	—	0.2	0.3
Total comprehensive income	$53.8	$58.3	$180.7	$109.0

Zurn Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$477.6	$255.6
Receivables, net	333.2	274.8
Inventories	386.4	330.1
Income tax receivable	8.4	9.8
Other current assets	57.1	37.4
Total current assets	1,262.7	907.7
Property, plant and equipment, net	399.5	434.8
Intangible assets, net	498.7	524.6
Goodwill	1,373.0	1,370.1
Other assets	155.2	163.9
Total assets	$3,689.1	$3,401.1
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$2.5	$2.4
Trade payables	210.3	129.4
Compensation and benefits	54.5	57.0
Current portion of pension and postretirement benefit obligations	3.1	3.1
Other current liabilities	150.3	125.6
Total current liabilities	420.7	317.5

Long-term debt	1,189.3	1,189.2
Pension and postretirement benefit obligations	162.1	171.4
Deferred income taxes	112.6	119.4
Other liabilities	158.7	164.3
Total liabilities	2,043.4	1,961.8

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 121,348,314 at September 30, 2021 and 119,549,735 at December 31, 2020	1.2	1.2
Additional paid-in capital	1,452.1	1,392.9
Retained earnings	269.8	116.0
Accumulated other comprehensive loss	(80.6)	(73.8)
Total Zurn stockholders' equity	1,642.5	1,436.3
Non-controlling interest	3.2	3.0
Total stockholders' equity	1,645.7	1,439.3
Total liabilities and stockholders' equity	$3,689.1	$3,401.1

Zurn Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Operating activities
Net income	$187.5	$109.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	41.8	39.2
Amortization of intangible assets	27.6	27.1
Gain on dispositions of long-lived assets	(10.1)	(0.4)
Deferred income taxes	(6.6)	(9.2)
Actuarial loss on pension and postretirement benefit obligations	—	35.8
Other non-cash expenses	1.5	2.2
Stock-based compensation expense	38.3	28.9
Changes in operating assets and liabilities:
Receivables	(67.5)	(16.3)
Inventories	(58.7)	0.5
Other assets	(7.1)	22.1
Accounts payable	82.4	(22.7)
Accruals and other	16.7	20.7
Cash provided by operating activities	245.8	237.7

Investing activities
Expenditures for property, plant and equipment	(21.6)	(31.2)
Acquisitions, net of cash acquired	(3.4)	(59.4)
Proceeds from dispositions of long-lived assets	18.5	9.0
Cash used for investing activities	(6.5)	(81.6)

Financing activities
Proceeds from borrowings of debt	—	331.0
Repayments of debt	(1.7)	(332.1)
Proceeds from exercise of stock options	23.5	26.4
Repurchase of common stock	(0.9)	(95.7)
Payment of common stock dividends	(32.6)	(29.0)
Taxes withheld and paid on employees' share-based payment awards	(1.4)	(9.4)
Cash used for financing activities	(13.1)	(108.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.2)	2.3
Increase in cash, cash equivalents and restricted cash	222.0	49.6
Cash, cash equivalents and restricted cash at beginning of period	255.6	277.0
Cash, cash equivalents and restricted cash at end of period	$477.6	$326.6

Zurn Water Solutions Corporation and Subsidiaries
Segment Financial Information
(in Millions) (Unaudited)

	Year Ending December 31, 2021
	Three Months Ended March 31, 2021		Three Months Ended June 30, 2021		Three Months Ended September 30, 2021		Three Months Ending December 31, 2021	Year to Date Ending December 31, 2021
PMC
Net sales	$320.9		$324.6		$327.5			$973.0

Income from operations & margin	55.0	17.1%	66.8	20.6%	57.3	17.5%		179.1	18.4%
Depreciation & amortization	15.2		14.9		14.7			44.8
EBITDA & margin	70.2	21.9%	81.7	25.2%	72.0	22.0%		223.9	23.0%
Adjustments	6.1		(3.3)		4.9			7.7
Adjusted EBITDA & margin	$76.3	23.8%	$78.4	24.2%	$76.9	23.5%		$231.6	23.8%

Year-over-year sales
Core sales	(13)%		16%		12%			4%
Acquisition / divestiture	(1)%		(2)%		(2)%			(2)%
Currency translation	2%		4%		1%			2%
Total reported	(12)%		18%		11%			4%

WM
Net sales	$205.2		$243.7		$229.7			$678.6

Income from operations & margin	40.6	19.8%	52.8	21.7%	48.6	21.2%		142.0	20.9%
Depreciation & amortization	8.3		8.0		8.0			24.3
EBITDA & margin	48.9	23.8%	60.8	24.9%	56.6	24.6%		166.3	24.5%
Adjustments	4.4		4.5		4.3			13.2
Adjusted EBITDA & margin	$53.3	26.0%	$65.3	26.8%	$60.9	26.5%		$179.5	26.5%

Year-over-year sales
Core sales	4%		29%		5%			12%
Acquisition / divestiture	8%		9%		9%			9%
Currency translation	—%		1%		1%			1%
Total reported	12%		39%		15%			22%

Corporate
Income from operations	$(17.0)		$(16.0)		$(16.0)			$(49.0)
Depreciation & amortization	—		0.2		0.1			0.3
EBITDA	(17.0)		(15.8)		(15.9)			(48.7)
Adjustments	7.6		5.5		6.0			19.1
Adjusted EBITDA	$(9.4)		$(10.3)		$(9.9)			$(29.6)

Total Zurn Water Solutions
Net sales	$526.1		$568.3		$557.2			$1,651.6

Income from operations & margin	78.6	14.9%	103.6	18.2%	89.9	16.1%		272.1	16.5%
Depreciation & amortization	23.5		23.1		22.8			69.4
EBITDA & margin	102.1	19.4%	126.7	22.3%	112.7	20.2%		341.5	20.7%
Adjustments	18.1		6.7		15.2			40.0
Adjusted EBITDA & margin	$120.2	22.8%	$133.4	23.5%	$127.9	23.0%		$381.5	23.1%

Year-over-year sales
Core sales	(8)%		21%		9%			7%
Acquisition / divestiture	2%		3%		3%			2%
Currency translation	2%		3%		1%			2%
Total reported	(4)%		27%		13%			11%

	Calendar Year Ended December 31, 2020
	Three Months Ended March 31, 2020		Three Months Ended June 30, 2020		Three Months Ended September 30, 2020		Three Months Ended December 31, 2020		Calendar Year Ended December 31, 2020
PMC
Net sales	$363.6		$274.4		$293.9		$302.1		$1,234.0

Income from operations & margin	61.4	16.9%	39.6	14.4%	35.8	12.2%	32.9	10.9%	169.7	13.8%
Depreciation & amortization	15.1		14.3		14.8		15.4		59.6
EBITDA & margin	76.5	21.0%	53.9	19.6%	50.6	17.2%	48.3	16.0%	229.3	18.6%
Adjustments	10.2		5.5		10.7		12.4		38.8
Adjusted EBITDA & margin	$86.7	23.8%	$59.4	21.6%	$61.3	20.9%	$60.7	20.1%	$268.1	21.7%

Year-over-year sales
Core sales	(1)%		(15)%		(13)%		(8)%		(9)%
Acquisition / divestiture	—%		—%		—%		(1)%		—%
Currency translation	(1)%		(2)%		—%		1%		(1)%
Total reported	(2)%		(17)%		(13)%		(8)%		(10)%

WM
Net sales	$183.4		$174.7		$199.7		$188.3		$746.1

Income from operations & margin	41.8	22.8%	40.1	23.0%	48.7	24.4%	37.2	19.8%	167.8	22.5%
Depreciation & amortization	7.0		7.3		7.4		7.5		29.2
EBITDA & margin	48.8	26.6%	47.4	27.1%	56.1	28.1%	44.7	23.7%	197.0	26.4%
Adjustments	(1.9)		3.5		(0.2)		1.5		2.9
Adjusted EBITDA & margin	$46.9	25.6%	$50.9	29.1%	$55.9	28.0%	$46.2	24.5%	$199.9	26.8%

Year-over-year sales
Core sales	7%		(5)%		5%		10%		4%
Acquisition / divestiture	4%		3%		3%		5%		4%
Currency translation	—%		—%		—%		—%		—%
Total reported	11%		(2)%		8%		15%		8%

Corporate
Income from operations	$(15.2)		$(13.7)		$(12.1)		$(20.1)		$(61.1)
Depreciation & amortization	0.2		0.1		0.1		0.1		0.5
EBITDA	(15.0)		(13.6)		(12.0)		(20.0)		(60.6)
Adjustments	5.4		6.4		3.3		9.0		24.1
Adjusted EBITDA	$(9.6)		$(7.2)		$(8.7)		$(11.0)		$(36.5)

Total Zurn Water Solutions
Net sales	$547.0		$449.1		$493.6		$490.4		$1,980.1

Income from operations & margin	88.0	16.1%	66.0	14.7%	72.4	14.7%	50.0	10.2%	276.4	14.0%
Depreciation & amortization	22.3		21.7		22.3		23.0		89.3
EBITDA & margin	110.3	20.2%	87.7	19.5%	94.7	19.2%	73.0	14.9%	365.7	18.5%
Adjustments	13.7		15.4		13.8		22.9		65.8
Adjusted EBITDA & margin	$124.0	22.7%	$103.1	23.0%	$108.5	22.0%	$95.9	19.6%	$431.5	21.8%

Year-over-year sales
Core sales	1%		(12)%		(7)%		(2)%		(5)%
Acquisition / divestiture	1%		1%		1%		1%		1%
Currency translation	—%		(1)%		1%		1%		—%
Total reported	2%		(12)%		(5)%		—%		(4)%